UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 13, 2013

Date of report (Date of earliest event reported)

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-34734	20-2454942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 S. PENNSYLVANIA AVE.

CUDAHY, WISCONSIN 53110

(Address of Principal Executive Offices) (Zip Code)

(414) 615-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2013, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated, Morgan Stanley & Co. LLC, and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”), and the Selling Stockholders named therein (the “Selling Stockholders”), for the issuance and sale in a public offering of 4,300,000 shares of our common stock at a public offering price of $27.00 per share, less an underwriting discount of $1.4175 per share. We are selling 1,500,000 shares in the offering and the Selling Stockholders are selling an aggregate of 2,800,000 shares in the offering. Under the terms of the Underwriting Agreement, the Selling Stockholders have granted the Underwriters an option to purchase up to 645,000 additional shares at the public offering price less the underwriting discount to cover any over-allotments.

We expect to receive net proceeds from the offering of approximately $38.0 million after deducting the underwriting discount and estimated expenses of the offering. We expect to use all of the net proceeds from the offering to repay a portion of the outstanding indebtedness under our revolving line of credit included in our senior credit facility.

The offering is being made pursuant to our effective Registration Statement on Form S-3 (Registration No. 333-176225), as amended (the “Registration Statement”), as supplemented by a preliminary prospectus supplement dated August 13, 2013 and a final prospectus supplement dated August 13, 2013.

The Underwriting Agreement contains customary representations, warranties, and covenants that are valid as among the parties as of the dates set forth in the Underwriting Agreement, and are not factual information to investors about our company. We expect to close the sale of the common stock on August 19, 2013, subject to customary closing conditions.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the actual Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

In connection with the offering and sale of the common stock, the following exhibits are being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1), (ii) the opinion of Greenberg Traurig, LLP as to the legality of the shares of common stock (Exhibit 5.1), and (iii) the consent of Greenberg Traurig, LLP (Exhibit 23.1).

Item 8.01.	Other Events.

On August 13, 2013, we issued a press release announcing that we had commenced the offering described above in Item 1.01 of this Current Report on Form 8-K. On August 13, 2013, we also issued a press release announcing that we had priced the offering described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press releases are filed as Exhibits 99.1 and 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number

1.1	Underwriting Agreement, dated August 13, 2013, among Roadrunner Transportation Systems, Inc., Robert W. Baird & Co. Incorporated, Morgan Stanley & Co. LLC, and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule II thereto, and the Selling Stockholders named therein

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (set forth in Exhibit 5.1)

99.1	Press Release, dated August 13, 2013 entitled “Roadrunner Transportation Systems Announces Common Stock Offering”

99.2	Press Release, dated August 13, 2013 entitled “Roadrunner Transportation Systems Announces Pricing of Common Stock Offering”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Date: August 13, 2013	By:	/s/ Peter R. Armbruster
Peter R. Armbruster
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 13, 2013, among Roadrunner Transportation Systems, Inc., Robert W. Baird & Co. Incorporated, Morgan Stanley & Co. LLC, and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule II thereto, and the Selling Stockholders named therein

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (set forth in Exhibit 5.1)

99.1	Press Release, dated August 13, 2013 entitled “Roadrunner Transportation Systems Announces Common Stock Offering”

99.2	Press Release, dated August 13, 2013 entitled “Roadrunner Transportation Systems Announces Pricing of Common Stock Offering”